Exhibit 23.1


       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1999 included in Advantage Learning System, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.



                                   ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
July 9, 1999